TAUBMAN CENTERS, INC.

                   AMENDED AND RESTATED CASH TENDER AGREEMENT

         THIS AMENDED AND RESTATED CASH TENDER AGREEMENT (this "Agreement") is entered into as of the 16th day of May, 2000, by and among Taubman Centers, Inc., a Michigan corporation (the "Company"), The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("TRG"), and A. Alfred Taubman, A. Alfred Taubman, acting not individually but as Trustee of the A. Alfred Taubman Restated Revocable Trust, as amended and restated in its entirety by Instrument dated January 10, 1989 and subsequently by Instrument dated June 25, 1997, as the same may hereafter be amended from time to time, and TRA Partners, a Michigan partnership, based upon the following:

         A. The parties or their  predecessors  in  interest  entered  into that
certain  Cash  Tender   Agreement  as  of  November  30,  1992  (the   "Original
Agreement").

         B. On September 23, 1998, TRG formed two limited liability companies (the "Companies") pursuant to the Delaware Limited Liability Company Act and, in exchange for all of the membership interests in each of the Companies, contributed to the Companies all of its right, title, and interest in and to certain of its assets, subject to certain liabilities.

         C. On September 30, 1998, TRG distributed  TRG's entire interest in the
Companies  to  GMPTS  Limited   Partnership   ("GMPTS"),   a  Delaware   limited
partnership, in redemption of GMPTS's entire interest in TRG.

         D. The parties now wish to amend and restate in its entirety the Original Agreement, to reflect the redemption of GMPTS's entire interest in TRG and certain related changes made to the Partnership Agreement (defined below).

         NOW, THEREFORE, in consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    Article 1
                                     Purpose

         1.1 Purpose. The Company has agreed to purchase Units of Partnership Interest (defined below) from the Holders (defined below) upon the tender of those Units of Partnership Interest to the Company. The purpose of this Agreement is to set forth the terms and conditions of the agreement among the Holders, TRG, and the Company in respect of the Company's agreement to purchase from the Holders Units of Partnership Interest.

                                    Article 2
                                   Definitions

                  In this Agreement, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall each be deemed to include the other and the following terms shall have the indicated meanings:

         2.1 "AAT" means A. Alfred Taubman and A. Alfred Taubman, acting not individually but as Trustee of the A. Alfred Taubman Restated Revocable Trust, as amended and restated in its entirety by Instrument dated January 10, 1989 and subsequently by Instrument dated June 25, 1997, as the same may hereafter be amended from time to time.

         2.2 "Actually" means, with respect to holding or owning Units of Partnership Interest, those Units of Partnership Interest with respect to which the referenced Person is (i) set forth on the books and records of TRG as the owner (the "Record Partner") or (ii) a designee of a Record Partner as provided in Section 5.2(c) of the Partnership Agreement, in either case without regard to Beneficial Ownership or Constructive Ownership.

         2.3      "Active Tender" is defined in Section 3.3 of this Agreement.

         2.4 "Applicable Rate" means that rate of interest announced publicly from time to time by The Chase Manhattan Bank, a New York State bank, as such Bank's prime commercial lending rate, plus 1%, such interest to be computed and compounded on a daily basis using a year of 360 Days and, in such computation, effect shall be given to any change in the interest rate resulting from a change in said prime commercial lending rate on the Day of such change.

         2.5 "Beneficial Ownership" means ownership of shares of Capital Stock (or, for purposes of the definitions of "Actually" and "Eligible Holder," Partnership Interests), (i) by a Person who owns such shares of Capital Stock (or Partnership Interests) in his own name or would be treated as an owner of such shares of Capital Stock (or Partnership Interests) constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; or (ii) by a person who falls within the definition of "Beneficial Owner" under Section 776(4) of the Michigan Business Corporation Act. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         2.6 "Board of Directors" means the Board of Directors of the Company and any Committee of the Board of Directors established pursuant to the By-laws of the Company with specific authority in respect of this Agreement given to such Committee.

         2.7 "Business Day" means any Day on which the New York Stock Exchange is open for trading.

         2.8 "Capital Stock" means the Common Stock and the Preferred Stock, including shares of Common Stock and Preferred Stock that have become Excess Stock.

         2.9 "Cash Option" means the Company's option to purchase the Tendered Interests for cash without engaging in a public offering of the Common Stock, as provided in Section 3.1(d) of this Agreement.

         2.10 "Cash Tender Rights" is defined in Section 5.1 of this Agreement.

         2.11 "Code" means the Internal Revenue Code of 1986, as the same shall be in effect at the relevant time.

         2.12 "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         2.13 "Common Stock" means the Common Stock of the Company, par value $.01 per share.

         2.14 "Common Stock Price" means the closing price of the Common Stock as reported on the New York Stock Exchange on the Valuation Date.

         2.15 "Company" means Taubman Centers, Inc., a Michigan corporation.

         2.16 "Conditional Transfer Determination" is defined in Section 3.7 of this Agreement.

         2.17 "Constructive Ownership" means ownership of shares of Capital Stock (or, for purposes of the definitions of "Actually" and "Eligible Holder," Partnership Interests) by a Person who owns such shares of Capital Stock (or
Partnership Interests) in his own name or would be treated as an owner of such shares of Capital Stock (or Partnership Interests) constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner" "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         2.18 "Continuing   Offer"  means  the  Second  Amended   and   Restated
Continuing Offer, dated May 16, 2000, by the Company to certain holders of Units of Partnership Interest and Incentive Options.

         2.19 "Day" means each calendar day, including Saturdays, Sundays, and legal holidays; however, if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

         2.20 "Delayed Tender" means a Tender with respect to which the Company has elected the Sale Option and the closing described in Section 3.4(b) of this Agreement has not occurred within ninety (90) days after the expiration of the Opt-In Period in respect of such Tender.

         2.21 "Designated Offeree" means (i) each Person (other than an Initial Offeree) who Actually holds Units of Partnership Interest, provided that the Company, upon the request of said Person, designates said Person in writing as a Designated Offeree and provided that said Person would be an Eligible Holder at the time such person is so designated assuming the Continuing Offer were to extend to such Units of Partnership Interest Actually held by said Person, or
(ii) each assignee of a Person described in (i) above in this definition of Designated Offeree, but only if such assignee would be an Eligible Holder at the time of such assignment assuming the Continuing Offer were to extend to the Units of Partnership Interest acquired through such assignment.

         2.22 "Designated Representative" means the Person or Persons designated by each Tendering Holder to receive notices under this Agreement, including, without limitation, notice of the Price, and who has or have the authority, on behalf of such Tendering Holder, to make decisions as may be necessary or required under this Agreement, including, without limitation, the decision to become or not to become a Withdrawing Holder and the decision to terminate a Tender.

         2.23 "Eligible Assignee Units" means those Units of Partnership Interest acquired and Actually held from time to time by Initial Offerees or Designated Offerees provided that such Initial Offerees or Designated Offerees would be Eligible Holders as of the time of such acquisition assuming the Continuing Offer were to extend to the Units of Partnership Interest so acquired and Actually held.

         2.24 "Eligible Holder" means at the relevant time the holder (or if the holder is not the owner for Federal income tax purposes, such owner) of Units of Partnership Interest who if he were to exchange for shares of Common Stock pursuant to the Continuing Offer each Unit of Partnership Interest that is both
(i) Beneficially Owned or Constructively Owned by him (including each Unit of Partnership Interest that is subject to an Incentive Option or Rights Actually held by him) and (ii) subject to the Continuing Offer, would not then Beneficially Own or Constructively Own, or by reason of its Actually owning Units of Partnership Interest would cause another Person to Beneficially Own or Constructively Own, shares of Capital Stock in excess of the Ownership Limit, provided, however, if such holder is a Look Through Entity, such Look Through Entity's Beneficial Ownership or Constructive Ownership may exceed the Ownership Limit but in no event may such Look Through Entity directly or indirectly (without taking into account the ownership of Units of Partnership Interest) own in excess of 9.9% in value of the outstanding shares of Capital Stock, provided further, however, the Managing General Partner shall exempt a Look Through Entity from the requirements of clause (ii) of this definition of Eligible Holder if (a) such Look Through Entity is a bank chartered under the laws of the United States or any state of the United States or is a United States branch of a foreign bank, and (b) TRG has no reasonable reason to believe after the receipt of the written affirmation and undertaking required to be provided by the definition of Look Through Entity that such Look Through Entity would not be an Eligible Holder. In measuring the Beneficial Ownership or Constructive Ownership for this purpose, the Excess Stock Provisions shall be disregarded.

         2.25 "Equivalency Shares" means Registrable Securities equal in number to the Share Equivalency.

         2.26 "Excess Stock Provisions" means the provisions of Article III of the Amended and Restated Articles of Incorporation, as in effect at the relevant time of the Company.

         2.27 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

         2.28 "Family Trust" means a trust for the benefit of a Person or for the benefit of any member or members of such Person's Immediate Family or for the benefit of such Person and any member or members of such Person's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such Persons' Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust, which distribution is to be made of something other than a Partnership Interest and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in
Section 501(c)(3) of the Code, shall be disregarded); provided, however, that a trust will be a "Family Trust" hereunder only if the trustee or trustees of such Family Trust shall be solely such Person, a member or members of such Person's Immediate Family, a responsible financial institution and/or an attorney that is a member of the Bar of any State in the United States and/or an individual or individuals approved by the Managing General Partner.

         2.29 "Holders" means and includes the Persons who are identified on the schedule attached to this Agreement as Exhibit A, and all Persons to whom the Cash Tender Rights under this Agreement are transferred in accordance with the provisions of Section 5.1 of this Agreement, to the extent such Persons hold any Units of Partnership Interest at the time in question.

         2.30 "Immediate Family" means, with respect to a Person, (i) such Person's spouse (former or then current), (ii) such Person's parents and grandparents, and (iii) ascendants and descendants (natural or adoptive, of the whole or half blood) of such Person's parents or of the parents of such Person's spouse (former or then current).

         2.31 "Incentive Option" means an option granted pursuant to the TRG 1992 Incentive Option Plan, as Amended and Restated Effective as of September 30, 1997, to acquire a Partnership Interest or any future plan providing for the granting to employees of options in respect of Units of Partnership Interest.

         2.32 "Initial Offeree" means (i) each Person who Actually holds Units of Partnership Interest as of the date of the Continuing Offer, but only with respect to (x) Units of Partnership Interest held Actually by such Person as of the date of the Continuing Offer, provided such Person would be an Eligible Holder on the date of the Continuing Offer with respect to such Units of Partnership Interest Actually held by such Person assuming the Continuing Offer were to extend to such Units of Partnership Interest, and (y) Eligible Assignee Units, in either case provided that such Person is identified on Schedule A hereto, (ii) each assignee of an Initial Offeree, but only if such assignee would be an Eligible Holder at the time of such assignment assuming the Continuing Offer were to extend to such Units of Partnership Interest so assigned, provided, however, the Initial Offeree assigning such Units of Partnership Interest shall have the right to provide in such assignment that such assignee shall not be an Initial Offeree, (and, therefore, the Units of Partnership Interest so assigned, while held by such assignee, shall not be subject to the Continuing Offer), (iii) each Person who is, or hereafter becomes, a holder of an Incentive Option or Rights, but only if such person would be an Eligible Holder at the time of becoming a holder of such Incentive Option or Rights assuming the Continuing Offer were to extend to the Incentive Option or Rights so acquired, (iv) each Person who hereafter becomes a holder of Units of Partnership Interest pursuant to the exercise by such Person of an Incentive Option, but only if such Person would be an Eligible Holder at the time of such exercise assuming the Continuing Offer were to extend to the Units of Partnership Interest acquired through such exercise, or (v) each assignee of a holder of Units of Partnership Interest as of the date hereof, but only if such assignee would be an Eligible Holder at the time of such assignment assuming the Continuing Offer were to extend to the Units of Partnership Interest acquired through such assignment.

         2.33 "Initiating Holder(s)" means any Holder or Holders that initiates a Tender.

         2.34 "Institutional Lender" means (i) a pension fund, profit-sharing fund or similar fund, or an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, in each such case possessing more than Fifty Million Dollars ($50,000,000) in assets, (ii) pooled funds for Keogh plans, individual retirement plans, profit-sharing plans, pension plans or similar tax-exempt plans, in each such case possessing more than One Hundred Million Dollars ($100,000,000) in assets, and (iii) an insurance company or a bank, in each such case possessing more than Two Billion Dollars ($2,000,000,000) in assets.

         2.35 "Lesser Valued Interest" is defined in  Section 3.1(f)   of   this
Agreement.

         2.36 "Look Through Entity" means any Person that (i) is not an individual or an organization described in Sections 401(a), 501(c)(17), or 509(a) of the Code or a portion of a trust permanently set aside or to be used exclusively for the purposes described in Section 642(c) of the Code or a corresponding provision of a prior income tax law, and (ii) provides TRG, not less than ten days prior to becoming a holder of Units of Partnership Interest, with (a) a written affirmation and undertaking, subject only to such exceptions as are acceptable to TRG in its sole discretion, that (w) it is not an organization described in Sections 401(a), 501(c)(17) or 509(a) of the Code or a portion of a trust permanently set aside or to be used exclusively for the purposes described in Section 642(c) of the Code or a corresponding provision of a prior income tax law, (x) assuming that the Continuing Offer were to extend to Units of Partnership Interest held by such Person, after the application of the rules for determining stock ownership, as set forth in Section 544(a) of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code, no "individual" would own, Beneficially or Constructively, more than the then-applicable Ownership Limit, such ownership, solely for the purpose of this clause (x) (but not for determining whether such "individual" is in compliance with the Ownership Limit for any other purpose), to be determined by taking into account only such "individual's" Beneficial and Constructive Ownership derived solely from such Person, (y) based on such Person's actual knowledge, no such "individual" would not qualify as an Eligible Holder, and (z) it does not Constructively Own 10% or more of the equity of any tenant with respect to real property from which the Company or TRG receives or accrues any rent from real property, and (b) such other information regarding the Person that is relevant to the Company's qualification to be taxed as a real estate investment trust as defined in Section 856 of the Code as TRG may reasonably request.

         2.37 "Managing   General  Partner" means  the Managing  General Partner
of  TRG  pursuant  to  the Partnership Agreement.

         2.38 "Notice" means the written notice, provided by an Initiating Holder(s) to the Company and to TRG, initiating a Tender.

         2.39 "Notice Date" means, with respect to any Tender, the date upon which the Company receives the Notice initiating such Tender.

         2.40 "Opt-In Period" means, with respect to a Tender initiated by an Initiating Holder, the twenty (20) Business Day period described in Section 3.2 of this Agreement during which any Holder may join in such Tender, and, with respect to a Tender initiated by the Company's notice of a registration, the twenty (20) Business Day period described in Section 3.6 of this Agreement, during which any Holder may exercise his right to Tender under this Agreement.

         2.41 "Ownership Limit" means the Ownership Limit as set forth in the Amended and Restated Articles of Incorporation of the Company at the relevant time.

         2.42 "Partnership Agreement" means The Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated as of September 30, 1998, as amended through the date hereof and as further amended from time to time.

         2.43 "Partnership  Interest"  means   an    interest,  as a Partner, in
TRG, as such terms are defined in the Partnership Agreement.

         2.44 "Partnership Interest Certificate" means a certificate of TRG representing one or more Units of Partnership Interest.

         2.45 "Percentage Interest" has the meaning assigned to such term in the Partnership Agreement.

         2.46 "Permitted Condition" is   defined   in   Section   3.1(d) of this
Agreement.

         2.47 "Person" or "Persons" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

         2.48 "Price" means the price per share at which the Registrable Securities are proposed to be offered for sale to the public pursuant to Section
4.1 of this Agreement, prior to reduction for any Registration and Selling Expenses.

         2.49 "Principal Amount" is  defined in  Section   2.72(a)(i)  of   this
Agreement.

         2.50 "Pro Rata" means the number of Registrable Securities allocated to each Tendering Holder with respect to a given Tender (calculated separately as to each Tendering Holder) over the aggregate number of shares of Common Stock registered in any registration statement covering the Registrable Securities.

         2.51 "Record Partner" is defined in the definition of Actually.

         2.52 "Registrable Securities" means all shares of Common Stock registered by the Company in a given registration upon its election to engage in a public offering pursuant to Section 3.1(d) or to register Common Stock pursuant to Section 3.6 of this Agreement.

         2.53 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         2.54 "Registration Expenses" means all out-of-pocket expenses incurred by the Company upon its election to engage in a public offering pursuant to
Section 3.1(d) or Section 3.6 of this Agreement, including, without limitation:

                  (a)  all registration, filing and listing fees;

                  (b) fees and expenses of compliance with federal and state securities or real estate syndication laws (including without limitation reasonable fees and disbursements of counsel for the underwriters in connection with state securities and real estate syndication qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter may designate);

                  (c) printing (including without limitation expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing prospectuses), messenger, telephone and delivery expenses;

                  (d)  fees and disbursements of counsel for the Company;

                  (e) fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and "cold comfort" letters required by the managing underwriter);

                  (f) securities act liability insurance if the Company so desires or if the managing underwriter so requires;

                  (g)   fees  and   expenses  of   other   Persons    reasonably
         necessary in connection with the registration, including any experts, retained by the Company;

                  (h) fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which securities of the same class are then listed; and

                  (i)   fees  and  expenses   associated  with  any NASD  filing
         required to be made in connection with the registration statement.

         2.55 "Registration  and  Selling  Expenses"  means  the    sum  of  the
Registration Expenses and the Selling Expenses.

         2.56 "Registration Rights Agreement" means the Taubman Centers, Inc. Registration Rights Agreement dated November 30, 1992, by and among the Company and the General Motors Hourly Rate Employees Pension Trust, the General Motors Salaried Employees Pension Trust and the AT&T Master Pension Trust, as the same may be amended.

         2.57 "Retained Amount" means that portion of the proceeds from the sale of the Equivalency Shares equal to the positive remainder, if any, of (a) the Share Equivalency Dividend, minus (b) any other amount that the Company is entitled to retain for its own account from the sale of the Equivalency Shares, minus (c) the amount of distributions with respect to the Tendered Interests that the Company reasonably anticipates receiving from TRG between the closing date of the relevant tender and the Company's next anticipated dividend declaration date.

         2.58 "Rights"  means  Incentive   Options  that  have  been  exercised,
provided that all payments with respect to the exercise have been fully paid to TRG.

         2.59 "Sale Option" means the Company's option to purchase the Tendered Interests by using cash obtained by engaging in a public offering of the Common Stock as provided in Section 3.1(d) or Article 4 of this Agreement.

         2.60 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

         2.61 "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities.

         2.62 "Share Equivalency" means, with respect to any Tender, shares of Common Stock equal in number to the number of Tendered Interests.

         2.63 "Share Equivalency Dividend" means the product of (a) the Company's then-current quarterly per share dividend rate multiplied by (b) the Share Equivalency.

         2.64 "Tender" means a transaction initiated by the delivery of a Notice pursuant to which the Company is to acquire Units of Partnership Interest as provided in this Agreement.

         2.65 "Tendered Interests" means, with respect to any Tender, the Units of Partnership Interest tendered to the Company pursuant to this Agreement by the Tendering Holders and with respect to which the Company has received or has been deemed to have been provided Transfer Determinations.

         2.66 "Tendering Holder" means, with respect to any Tender, any Initiating Holder and any other Holder joining in the same Tender pursuant to
Section 3.2 or Section 3.6 of this Agreement who has not withdrawn his tender pursuant to Article 4 of this Agreement.

         2.67 "TRAP" means TRA Partners, a Michigan partnership.

         2.68 "Transfer Determination" has  the   meaning   set   forth  in  the
Partnership Agreement.

         2.69 "TRG" means The Taubman Realty Group Limited Partnership, a Delaware limited partnership.

         2.70 "Units of Partnership Interest" means the units into which Partnership Interests are divided.

         2.71 "Valuation Date" means, with respect to any Tender, the Business Day most immediately preceding the Notice Date. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, as at the close of trading on such Valuation Date, and with respect to any other item, midnight in Detroit, Michigan at the end of such Valuation Date.

         2.72 "Value of the Tendered Interests" means the total purchase price to be paid by the Company to all of the Tendering Holders, determined as follows:

                  (a) In the case of an election by the Company of the Cash Option pursuant to Section 3.1(d) of this Agreement, the total purchase price to be paid by the Company to all of the Tendering Holders shall be equal to Common Stock Price multiplied by the total number of Tendered Interests (the "Base Value of the Tendered Interests"), adjusted as follows:

                           (i) there shall be subtracted  from the Base Value of
                  the Tendered Interests the product of the Percentage Interest represented by the Tendered Interests multiplied by the sum of all distributions made by TRG to all of the holders of Partnership Interests from the proceeds received by TRG from the sale, financing, or refinancing by TRG of all or any portion of TRG's interest in a regional retail shopping center, which distributions occur after the Valuation Date and prior to the date of the closing described in Section 3.4(a) of this Agreement, the resulting amount being the "Principal Amount", and

                           (ii) the Company shall pay interest at the Applicable
                  Rate on the Principal Amount, as the Principal Amount may be from time to time as provided in Item (i) above of this Paragraph (a), to the Tendering Holders, for the period beginning on, and including, the Notice Date through, and including, the date of the closing described in Section 3.4(a) of this Agreement.

                  (b) In the case of an election by the Company of the Sale Option pursuant to Section 3.1(d) of this Agreement, the total purchase price to be paid by the Company to all of the Tendering Holders shall be equal to the lesser of:

                           (i) the Base Value of the Tendered Interests determined under Paragraph (a) of this Section (without the adjustment set forth in the proviso in Item (i) of Paragraph
                  (a) of this Section), plus interest at the Applicable Rate calculated on such Base Value of the Tendered Interests (without the adjustment provided in Item (i) of Paragraph (a) of this Section), less the Retained Amount; and

                           (ii) an amount equal to (x) the gross proceeds received by the Company upon the sale of the Registrable Securities (the "gross proceeds"), net of all Registration and Selling Expenses payable by the Company in connection with the sale of the Registrable Securities, multiplied by a fraction, having as its numerator the Share Equivalency, and having as its denominator the number of Registrable Securities sold (the "net proceeds"), minus (y) the Retained Amount.

         2.73 "Withdrawing   Holder"  means  any  Tendering  Holder   who,  upon
notification of the Price, withdraws in a timely manner pursuant to Section 4.1(d) of this Agreement, and any Tendering Holder who in a timely manner pursuant to Section 4.1(e) of this Agreement withdraws his Tendered Interests from a Delayed Tender.

                                    Article 3
                               Cash Tender Rights

         3.1 Tender of Units of Partnership Interest. Subject to Section 3.3 of this Agreement, upon the delivery of a Notice to the Company and to TRG (which Notice shall include the name, address and telephone number of the Designated Representative(s) of each Initiating Holder), provided that the Base Value of the Tendered Interests tendered by the Initiating Holder(s) is not less than $50,000,000 (except that the Base Value of the Tendered Interests may be less than $50,000,000 if the Tendered Interests of the Initiating Holder constitute all of the Partnership Interests owned by the Initiating Holder), then:

                  (a) TRG shall, within three Business Days of its receipt of such Notice:

                           (i) deliver to the Company a list identifying all Holders other than the Initiating Holder(s) who are eligible to join in the Tender pursuant to Section 3.2 of this Agreement, and

                           (ii) provide (or indicate that it is unable to provide) the Company and each Initiating Holder with a Transfer Determination.

                  (b) The Company,  upon  receipt of the list  described in Item
         (i) above of Paragraph (a) of this Section, shall promptly give written notice of the Tender to all Holders identified on such list, with a copy thereof to the Initiating Holder, including in such notice the following:

                           (i)    the name of the Initiating Holder;

                           (ii) the number of Units of Partnership Interest tendered by the Initiating Holder;

                           (iii)  The Common Stock Price; and

                           (iv) If the  election of the Company  with respect to
                  the Cash Option or the Sale Option has been made and, if so, what the Company has elected, and, if the Company has elected the Cash Option, the size, if any, of the Permitted Condition.

                  (c) The Company shall purchase the Tendered Interests (including Units of Partnership Interest tendered by additional Holders joining in the Tender as provided in Section 3.2 of this Agreement) for cash in an amount equal to the Value of the Tendered Interests.

                  (d) The Company, within five Business Days of the Notice Date, shall give written notice to all Holder(s) of the Company's election to purchase the Tendered Interests for cash either (i) at a closing to occur at the time provided in Section 3.4(a) of this Agreement (the "Cash Option"), or (ii) at a closing to occur at the time provided in
         Section 3.4(b) of this Agreement (the "Sale Option"). If the Company elects the Cash Option, such election may be expressly conditioned upon the aggregate Value of the Tendered Interests, determined as of the Valuation Date, tendered by any additional Holders joining in such Tender pursuant to Section 3.2 of this Agreement, being less than a specified maximum amount (the "Permitted Condition"). If the Company elects the Cash Option subject to the Permitted Condition and the Permitted Condition is not satisfied or waived, (i) the Company shall promptly notify all Tendering Holders of such fact, and (ii) the Company shall be deemed to have elected the Sale Option without any further action on the part of the Company, the Initiating Holder, or any other Holder. The purchase of the Tendered Interests pursuant to the Sale Option shall be effected by the Company engaging in a public offering of that number of its shares of Common Stock equal to (a) the Share Equivalency or (b) the Share Equivalency plus such number of additional shares of Common Stock that the Company may elect to sell pursuant to Section 4.3 of this Agreement.

         Furthermore, provided that not less than $25,000,000 of Tendered Interests are purchased pursuant to the Sale Option, the Company may elect to purchase Tendered Interests by means of a combination of the Cash Option and the Sale Option.

                  (e) Each Tendering Holder shall continue to own his respective Tendered Interests until transferred by instrument to the Company at a closing to occur on the date provided in Section 3.4 of this Agreement, and will continue to be treated as the holder of such Tendered Interests for all purposes of the Partnership Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions (subject only to reasonable accounting conventions adopted by TRG for purposes of determining the partners' varying Percentage Interests in TRG during the taxable year). Tendered Interests will be transferred to the Company only upon receipt by the Tendering Holder of payment in full therefor.

                  (f) Notwithstanding the foregoing provisions of this Section 3.1, (i) in the event that the Base Value of the Tendered Interests is less than $50,000,000 and the Tendered Interests by the Initiating Holder constitute all of the Partnership Interests owned by the Initiating Holder, or (ii) the Company determines that the Common Stock Price multiplied by the number of Units of Partnership Interest subject to this Agreement owned by any Holder is less than $50,000,000 (the "Lesser Valued Interest"), provided that the Initiating Holder or the Holder of a Lesser Valued Interest would be an Eligible Holder as of such date if all of the Units of Partnership Interest Actually held as of such date by such Holder, including the Units of Partnership Interest becoming subject to the Continuing Offer as of such date, were subject to the Continuing Offer, the Company may, at its sole election, within three Business Days of receipt of the Notice or, with respect to a Holder of a Lesser Valued Interest, at any time, terminate the rights of the Initiating Holder or the Holder of a Lesser Valued Interest under this Agreement, provided that (a) the Company grants the Initiating Holder or the Holder of a Lesser Valued Interest rights under the Continuing Offer (by designating such Holder as a Designated Offeree), or (b) the Company removes the Initiating Holder or the Holder of a Lesser Valued Interest from Schedule B to the Continuing Offer if the Initiating Holder or the Holder of a Lesser Valued Interest is an Initial Offeree.

         3.2 Additional Holders Joining In Tender. Subject to Section 3.3 of this Agreement, any Holder may join in a Tender made by an Initiating Holder(s) by delivering a written notice to the Company and to TRG (which notice shall include the name, address and telephone number of the Designated Representative(s) of such Holder) within 20 Business Days after receipt of the written notice from the Company to such Holder or Holders pursuant to Section 3.1(b) of this Agreement (the "Opt-In Period"). All additional Holders joining in the Tender pursuant to this Section 3.2 shall do so upon the same terms and conditions applicable to the Initiating Holder(s) (including, without limitation, the Company's election of the Cash Option or Sale Option, but excluding the provision requiring the Base Value of the Tendered Interests tendered by such additional Holder or Holders joining in the Tender to be not less than $50,000,000), and the Value of the Tendered Interests tendered by such additional Holders joining in the Tender shall be determined as of the same Valuation Date as is applicable to the Initiating Holder(s). Within three (3) Business Days of receipt of a notice from a Holder joining in a Tender pursuant to this Section 3.2, TRG shall provide (or indicate that it is unable to provide) each such additional Tendering Holder with a Transfer Determination.

         3.3 Limitations on the Exercise of Cash Tender Rights. At all times, every Holder's right (and the right of any permitted assignee (pursuant to Section 5.1 of this Agreement) of any Holder) to initiate a Tender or to participate in a Tender pursuant to this Agreement shall be subject to the following continuing limitations:

                  (a) After the initiation of a Tender with respect to which the Company elects the Sale Option (an "Active Tender") or after notice of a registration is given to the Holders by the Company pursuant to
         Section 3.6 of this Agreement, another Tender shall not be initiated within the period commencing on the Day of the initiation of such Tender and ending the earliest to occur of:

                           (i)  90  Days  after  the  Company  has   effected  a
                  registration pursuant to this Agreement with respect to such Active Tender, or after the Company has effected the registration with respect to which it gave notice to each Holder as provided in Section 3.6 of this Agreement and such registration has been declared or ordered effective,

                           (ii) 180 Days after the Day immediately following the last Day of the relevant Opt-In Period, or

                           (iii) 90 Days after each and every  Tendering  Holder
                  with respect to such Active Tender has become a Withdrawing Holder.

                  (b) A Holder (or any permitted  assignee,  pursuant to Section
         5.1 of this Agreement, of such Holder), may participate (as an Initiating Holder or as a Holder joining in a Tender pursuant to Sections 3.2 or 3.6 of this Agreement) in only one Tender during each 365 Day period measured from the Notice Dates initiating each such Tender; however, a Tendering Holder shall not be deemed to have participated in a Tender for purposes of this Section 3.3(b) if the number of Units of Partnership Interest purchased by the Company is reduced by 20% or more pursuant to Section 4.2 of this Agreement.

                  (c)      For purposes of this Section 3.3:

                           (i) A Withdrawing Holder shall be treated as not having participated in a Tender from which he withdraws.

                           (ii) In the  event  that a Tender  is  terminated  as
                  provided in Section 3.9 of this Agreement, such Tender shall be treated as never having occurred.

                           (iii) In  the  event  that TRG  indicates  that it is
                  unable to provide a Transfer Determination to a Holder tendering Units of Partnership Interest, such Holder shall be treated as not having participated in such Tender.

                           (iv) Action taken by TRAP or AAT (including any assignee to whom such rights have been transferred) shall be deemed to have also been taken by AAT or TRAP, as the case may be.

         3.4 Payment for Tendered Interests. The Company shall purchase the Tendered Interests by the payment of cash in good (or immediately available) funds to each Tendering Partner in an amount equal to each Tendering Partner's pro rata share of the Value of the Tendered Interests as follows:

                  (a) if the Company shall have elected, or shall be deemed to have elected, the Cash Option, payment shall be made at a closing to occur on a date to be determined by the Company (written notice of which is to be provided to the Tendering Holders within two (2) Business Days after the expiration of the Opt-In Period) but no later than 30 days after the Notice Date;

                  (b) if the Company shall have elected, or shall be deemed to have elected, the Sale Option, then payment shall be made at a closing to occur on the next Business Day following the date upon which the Company receives payment for the Registrable Securities sold by the Company.

         In  no  event  shall  a  closing  occur  prior  to  the  expiration  or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Payment for Tendered Interests shall only be made after receipt by the Company of the Partnership Interest Certificate or Certificates representing the Units of Partnership Interest to be purchased, together with an assignment separate from such Certificate or Certificates with respect to each such Unit of Partnership Interest.

         3.5 Tendering Holders Have No Rights as Shareholders. No Tendering Holder shall have a right to the delivery of shares of Common Stock or of any other securities of the Company, or any other rights as a shareholder of the Company under Michigan law, and shall have no rights to any proceeds obtained by the Company upon the sale of the Registrable Securities other than as an unsecured general creditor of the Company to receive payment in cash for Tendered Interests.

         3.6 Notice of Registration. The Company shall promptly notify each Holder, in writing, of the Company's determination to register any of its Common Stock for its own account or upon exercise of the rights granted to the parties to the Registration Rights Agreement, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) a registration relating solely to shares of Common Stock to be issued in connection with the Continuing Offer. Any such notice shall include (a) the name of each Person, including the Company, that is registering shares of Common Stock and (b) the number of shares of Common Stock that each Person is registering. In such case, for purposes of this Agreement, a Tender shall be deemed to have been initiated hereunder, and, subject to the limitations of Section 3.3 of this Agreement, each Holder shall have, during the Opt-In Period, the right to deliver a notice to the Company and to TRG joining in such Tender (which notice shall include the name, address and telephone number of the Tendering Holder's Designated Representative(s)). TRG, within three Business Days of its receipt of a notice from a Holder of the Holder's intent to tender Units of Partnership Interest to the Company pursuant to this Section, shall provide (or indicate that it is unable to provide), the Company and each such Tendering Holder, with a Transfer Determination. The Company shall purchase the Tendered Interests with respect to which it has received or has been deemed to have been provided Transfer Determinations, for cash in an amount equal to the value of the Tendered Interests determined as though the Notice Date were the date upon which notice of the registration was delivered by the Company to the Holders. All other applicable provisions of this Agreement, and specifically, without limitation, Paragraphs (c) and (d) of
Section 3.1 of this Agreement, shall apply to Tenders made under this Section.

         3.7 Transfer Determinations. Transfer Determinations shall be given by TRG in the manner and subject to the requirements set forth in Section 8.1 of the Partnership Agreement. A Transfer Determination will be deemed to have been provided if not refused by a writing delivered to the Company and the applicable Tendering Holder within three Business Days of TRG's receipt of a Notice or within three Business Days of TRG's receipt of notice that a Holder is joining in a Tender pursuant to Sections 3.2 or 3.6 of this Agreement. A Transfer
Determination shall be effective for all purposes (including, without limitation, for the purpose of determining whether a Tender is timely made within an applicable Opt-In Period), as of the date on which TRG receives notice of the Tender from the Holder. In addition, if the Company shall elect the Sale Option, TRG shall provide (or indicate that it is unable to provide) a Transfer Determination, within three Business Days of a request therefor, that provides that upon the withdrawal from the Tender of any Holder, as permitted by Section 4.1(c) of this Agreement, the non-withdrawing Tendering Holders may increase the number of Units of Partnership Interest Tendered to the extent of the number of Units of Partnership Interest withdrawn from the Tender by the Withdrawing Holder(s), subject to whatever limitations TRG deems to be necessary as provided in Section 8.1 of the Partnership Agreement (a "Conditional Transfer Determination"). A request for a

Conditional Transfer Determination must be made in writing by a Tendering Holder either (i) at the time of the delivery of the Notice, or the written notice contemplated by Section 3.2 of this Agreement, or (ii) during the 14 Day period beginning upon the Day immediately following the last Day of the relevant Opt-In Period.

         3.8 Hart-Scott-Rodino Act. The Company and the Tendering Holders shall proceed diligently to submit any notification report and any supporting documentation required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the regulations thereunder, and shall request early termination of the waiting period required under such Act.

         3.9 Termination of Tender. In the event that the Company and Tendering Holders owning Tendered Interests representing at least 90% of the Base Value of the Tendered Interests agree to terminate a Tender, such Tender shall for all purposes terminate.

                                    Article 4
                                   Sale Option

         4.1 Company's Election to Sell Shares. In the event and to the extent that the Company elects, or is deemed to have elected, the Sale Option, then:

                  (a) As soon as practicable after the Company gives the Tendering Holders notice of its election, or the Permitted Condition shall not have been satisfied or waived, the Company shall use its best efforts to proceed as quickly as possible to effect a registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities or real estate syndication laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Registrable Securities;

                  (b) Subject to the provisions of the succeeding Sections of this Article 4, and unless Tendering Holders owning Tendered Interests representing at least 90% of the Base Value of the Tendered Interests otherwise agree in writing, the Company shall file a registration statement covering that number, and only that number, of Registrable Securities equal to the Share Equivalency.

                  (c) The Company shall advise the Designated Representative of each of the Tendering Holders of the status of the registration. In addition, the Company and each such Designated Representative may, but shall be under no obligation to, enter into understandings in writing whereby the Designated Representative will agree in advance as to the acceptability of the Price. Furthermore, the Company shall establish pricing notification procedures with each such Designated Representative.

                  (d) The Company, upon notification of the Price from the managing underwriter(s) engaged by the Company in order to sell the Registrable Securities, shall immediately use its best efforts to notify the Designated Representative of each of the Tendering Holders of the Price (if there is more than one Designated Representative of a Tendering Holder, the Company need only notify one of such Designated Representatives). Subject to Section 4.1(c) of this Agreement, each Tendering Holder shall have one hour (as such time may be extended by the Company) to become a Withdrawing Holder. If a Tendering Holder, within such period, does not notify the Company of such Tendering Holder's election not to become a Withdrawing Holder, then such Tendering Holder shall, except as otherwise provided in any agreement executed pursuant to the provisions of Section 4.1(c) of this Agreement, be deemed to have elected to become a Withdrawing Holder. To the extent that the Company is unable to notify any Tendering Holder (or his Designated Representative), such unnotified Tendering Holder shall, except as otherwise provided in any agreement executed pursuant to the provisions of Section 4.1(c) of this Agreement, be deemed to have elected to become a Withdrawing Holder. Each Holder withdrawing pursuant to this Paragraph (d) shall pay to the Company within ten Days of receipt of an itemized statement of the Registration Expenses his Pro Rata share of the Registration Expenses. Each Tendering Holder who does not become a Withdrawing Holder pursuant to this Paragraph (d) shall have the right, subject to the approval of the managing underwriter(s) and all of the other Tendering Holders who do not become Withdrawing Holders, to tender additional Units of Partnership Interest (the Value of the Tendered Interests so tendered to be equal to that withdrawn) in a number not to exceed the Units of Partnership Interest withdrawn from the Tender by the Withdrawing Holder(s), including, without limitation, any withdrawal pursuant to the provision of Section 4.1(e) of this Agreement, provided that the Company has received from TRG, or has been deemed to have been provided, a Conditional Transfer Determination that would permit such additional Tender, as described in
         Section 3.6 of this Agreement. If more than one Tendering Holder elects to tender additional Units of Partnership Interest, then such additional Units of Partnership Interest shall be tendered on a pro rata basis.

                  (e) Any Tendering Holder may withdraw from a Delayed Tender at any time after the expiration of 90 Days from the Day immediately following the last Day of the Opt-In Period applicable to such Delayed Tender, but not later than one hour (as such time may be extended by the Company) after the Company notifies such Tendering Holder of the Price. In such case, the Withdrawing Holder shall be treated as not having participated in such Delayed Tender for the purposes of Section 3.3(b) of this Agreement and shall not be required to pay to the Company any portion of the Registration Expenses.

         4.2 Underwriting. If and to the extent the Company elects the Sale Option, then the Company shall take all reasonable action in order to effectuate the sale of the Registrable Securities including, but not limited to, the entering into of an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Tendering Holders, and the number of Units of Partnership Interest to be purchased by the Company from each such Tendering Holder shall be allocated among all such Tendering Holders in proportion, as nearly as practicable, to the respective numbers of Units of Partnership Interest to be sold to the Company by all such Tendering Holders, but the number of shares of Common Stock being sold by the Company for its own account pursuant to either Section 3.6 or Section 4.3 of this Agreement shall not be limited or reduced until, pursuant to the foregoing, the number of Units of Partnership Interest to be purchased by the Company from each Tendering Holder is reduced to zero. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

         4.3 Registration of Securities for Company's Account. The Company may include securities for its own account in any registration filed pursuant to
Section 4.1(a) of this Agreement. If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for the account of others in such registration if and to the extent that the managing underwriter, the Company and Tendering Holders owning Tendered Interests representing at least 90% of the Base Value of the Tendered Interests so agree in writing and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting, the offering price for such Registrable Securities and the underwriting commissions or discounts for such Registrable Securities will not thereby be limited or adversely affected; however, the foregoing shall in no event limit the right of any party to tender Partnership Interests to the Company pursuant to the Continuing Offer.

                                    Article 5
                         Transfer of Cash Tender Rights

         5.1 Transfer of Tender Rights. The right to Tender and to cause the Company to purchase Units of Partnership Interest granted under this Agreement ("Cash Tender Rights") shall be automatically assigned in connection with the assignment of Units of Partnership Interest (even if such assignee does not become a substitute partner in TRG).

         5.2 Participants with TRAP or AAT. TRAP and AAT may each include in any Tender that it or he is permitted to make hereunder any Units of Partnership Interest owned directly or indirectly by Robert C. Larson or by any Family Trust for the benefit of Robert C. Larson, or by any members of AAT's Immediate Family, or by any Family Trust for the benefit of any one or more of them, or owned, directly or indirectly, by any partnership the partnership interests of which are owned by any one or more of the foregoing Persons.

         5.3 Secured Creditor. Cash Tender Rights may be exercised by a secured creditor (provided that the secured creditor referenced in this Section 5.3 is an Institutional Lender) to whom a Holder has pledged Units of Partnership Interest even though such secured creditor does not become an assignee of such Holder pursuant to Section 5.1 of this Agreement, provided that such Holder grants to such secured creditor in a written instrument the right to exercise such Holder's Cash Tender Rights, provided, further, that the secured creditor provides the Company at the time it exercises any Cash Tender Rights on behalf of a Holder with such indemnifications and certifications as are reasonably satisfactory in form and in substance to the Company. The Company shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of any written instrument referred to in the preceding sentence, and it shall be sufficient if any writing purporting to be such instrument is delivered to the Company and purports on its face to be correct in form and signed or otherwise executed by such Holder. The Company may continue to rely on such written instrument until such time, if any, that it receives a written instrument from such secured creditor revoking the authority granted by the written instrument referred to in the first sentence of this Section 5.3.

                                    Article 6
                   Limitation on Registration Rights of Others

         The Company covenants and agrees that, so long as any Holder holds any Units of Partnership Interest, the Company shall not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of any demand or "piggyback" rights of registration of securities of the Company, without the prior written consent of all of the Holders, provided, however, that such consent shall deem to have been given by a Holder as long as such Holder or his representative shall have been present at any Board of Directors meeting (or have acted by written consent in lieu thereof) which approved such grant of registration rights and such Holder or his representative did not express orally or in writing, any objection to such grant. The Company represents and warrants that it has not previously entered into any agreement with respect to its securities granting any registration rights to any person other than grants of registration rights to certain holders of convertible preferred equity in TRG, the Registration Rights Agreement, and the undertaking of the Company set forth in the Continuing Offer.

                                    Article 7
                               General Provisions

         7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Michigan.

         7.2 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may be amended, waived, discharged or terminated only by a written instrument signed by the Company, TRG (to the extent TRG is affected by any such amendment), and all of the Holders.

         7.3 Notices, Etc. Each Notice, demand, request, request for approval, consent, approval, disapproval, designation, or other communication (each of the foregoing being referred to as a "notice") required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by confirmed facsimile transmission,
(iii) three days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to a Holder, at such Holder's address set forth in Exhibit A, or at such other address or to the telecopier number as such Holder shall have furnished to the Company in writing, or (b) if to any assignee of any Holder, at such address or to the telecopier number as such assignee shall have furnished the Company in writing, or (c) if to the Designated Representative of a Holder, at such address or to the telecopier number as such Holder shall have furnished the Company in writing, or (d) if to the Company, at the address of its principal executive offices and addressed to the attention of the Company's Secretary, or at such other address or to the telecopier number as the Company shall have furnished to each Holder or assignee or Designated Representative. Any notice or other communication required to be given hereunder to a Holder in connection with a Tender may instead be given to the Designated Representative(s) of such Holder.

         7.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties to this Agreement but all of which together shall constitute one instrument.

         7.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal or unenforceable this Agreement shall continue in full force and effect without said provision, unless the limitation of such provision materially changes the economic benefit of this Agreement to any party.

         7.6 Word Meanings. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

         7.7 Assignee. Whenever in this Agreement the term "assignee" is used, it shall include each assignee, transferee, distributee (whether or not in liquidation of the distributing Person, and including, by way of illustration and not limitation, a partner in TRAP to whom Units of Partnership Interest are assigned pursuant to a distribution by TRAP to its partners), assignee of an assignee through one or more predecessor assignments and, by way of illustration and not limitation, each Person who becomes an assignee as a result of a secured creditor exercising its rights under a security agreement and/or applicable law, in each case, whether the assignment creating the assignee was effected with or without consideration, by gift or bequest, by operation of law, or otherwise. The terms "assign", "assigned", and "assignment" shall be similarly construed.

         7.8 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    TAUBMAN CENTERS, INC.



                                    By:      /s/ Lisa A. Payne
                                            ---------------------------
                                    Its:     Executive Vice President and Chief
                                             Financial Officer

                                    THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

                                    By:      Taubman Centers, Inc., Managing
                                             General Partner

                                    By:      /s/ Lisa A. Payne
                                            ---------------------------
                                    Its:     Executive Vice President and Chief
                                             Financial Officer

                                    /s/ A. Alfred Taubman
                                    ---------------------------
                                    A. ALFRED TAUBMAN


                                    /s/ A. Alfred Taubman
                                    ---------------------------
                                    A.  Alfred Taubman, not individually, but as
                                    Trustee of the A.  Alfred  Taubman  Restated
                                    Revocable Trust,  as  amended  and  restated
                                    in its entirety by Instrument  dated January
                                    10, 1989 (as the same has   been   and   may
                                    hereafter be amended from time to time)


                                    TRA PARTNERS


                                    By:      /s/ A. Alfred Taubman
                                             ---------------------------
                                    Its:     Chairman